UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 21, 2016, we held our 2016 annual meeting of stockholders (the “2016 Annual Meeting”) in Pittsburgh, Pennsylvania. The stockholders elected all ten of the director nominees; approved our named executive officers’ compensation; approved an annual vote to approve executive compensation; approved The Kraft Heinz Company 2016 Omnibus Incentive Plan; and ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for 2016. In light of the stockholders’ vote on the frequency of the executive compensation vote, we will include an advisory vote on executive compensation in our proxy materials annually. The final voting results for the matters submitted to a stockholder vote at the 2016 Annual Meeting are set forth below:

Item 1. Election of Directors.

Director	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
a. Gregory E. Abel	1,024,258,706	4,599,938	8,055,282	91,270,288
b. Alexandre Behring	1,007,786,077	21,002,213	8,125,636	91,270,288
c. Warren E. Buffett	1,023,822,750	5,120,927	7,970,249	91,270,288
d. John T. Cahill	1,023,449,982	5,446,030	8,017,914	91,270,288
e. Tracy Britt Cool	1,023,992,608	4,730,122	8,191,196	91,270,288
f. Jeanne P. Jackson	1,025,298,637	3,565,536	8,049,753	91,270,288
g. Jorge Paulo Lemann	1,015,186,090	13,562,335	8,165,501	91,270,288
h. Mackey J. McDonald	1,024,165,826	4,720,562	8,027,538	91,270,288
i. John C. Pope	1,023,426,541	5,455,993	8,031,392	91,270,288
j. Marcel Herrmann Telles	1,015,761,791	13,074,206	8,077,929	91,270,288

Item 2. Advisory vote to approve executive compensation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
1,011,509,171	16,047,713	9,357,042	91,270,288

Item 3. Advisory vote on the frequency of an executive compensation vote.

1 Year	2 Years	3 Years	Shares Abstain	Broker Non-Votes
947,683,194	5,108,014	75,243,366	8,879,352	91,270,288

Item 4. Approval of The Kraft Heinz Company 2016 Omnibus Incentive Plan.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
1,011,193,360	16,491,040	9,229,526	91,270,288

Item 5. Ratification of the selection of PricewaterhouseCoopers LLP as Kraft
Heinz’s independent auditors for 2016.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
1,117,156,416	2,938,786	8,089,012	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: April 25, 2016	By:	/s/ James J. Savina
James J. Savina
Senior Vice President, Global General Counsel and Corporate Secretary